---------------------------------------------------------------
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
        ---------------------------------------------------------------
                                                                    Exhibit 10.9


                               RESEARCH AGREEMENT

     This Research Agreement (the "Agreement") is made as of this 10th day of January, 2002 by and between YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, 46 Jabotinsky Street, Jerusalem, Israel ("Yissum") of the one part, and KERYX BIOMEDICAL TECHNOLOGIES LTD., 7 Hartom Street, Jerusalem 91236 Israel (the "Company") of the other part.

     WHEREAS, the Company's parent, Keryx Biopharmaceuticals, Inc. ("Keryx"), pursuant to the License Agreement of even date herewith, between Keryx and Yissum (the "License Agreement"), is the exclusive licensee of certain rights to certain technology, as set forth in the License Agreement, (the "Inventions") currently under development by Dr. Haim Gilon (the "Inventor") at the Hebrew University of Jerusalem;

     WHEREAS, the Company wishes to finance research which is being and may be carried out and conducted in the Hebrew University of Jerusalem and/or any of its branches (the "University") under the supervision of the Inventor, subject to and as detailed in the research program defined below (the "Research Program"); and

     WHEREAS, Yissum is the exclusive representative of the University and of the Inventor in all aspects relating to the Research Program and/or this Agreement and all rights whatsoever in the Research Program and/or the results thereof shall belong to Yissum, but subject to the terms and provisions of the License Agreement; and

     WHEREAS, the University has the facilities and the personnel with the requisite skills, experience, and knowledge to undertake the Research Program; and

     WHEREAS, Yissum agrees to procure the performance of the Research Program in accordance with the terms and conditions of this Agreement below.

     NOW, THEREFORE, the parties agree as follows:

1. Recitals and Definitions. The recitals hereto constitute an integral part hereof. In this Agreement the following expressions shall have the meanings appearing alongside them. Capitalized terms used herein that are not defined shall have the meanings given to them in the License Agreement.

     (a) "Research" shall mean the research that is being carried out and conducted in the University subject to and as detailed in the Research Program annexed as an integral part of this Agreement as Appendix "A".

     (b) "Research Program" shall mean the subject matter of the Research as set forth in Appendix "A".

     (c) "Research Results" shall mean the tangible and intangible information arising out of the Research, including, without limitation, any patents, patent applications, information, material, results, devices and any know-how arising therefrom.

     (d) "Research Period" shall mean the period set forth in the Research Program for the performance of the Research.

     (e) "Agreement" shall mean this agreement together with all the appendices and annexes hereto.

     (f) "Consideration" shall mean the amounts set forth in Appendix B.

2. The Research and its Performance

     (a) Yissum hereby agrees to procure the performance of the Research in the University, all as provided below in this Agreement.

     (b) Yissum shall procure the conduct of the Research in accordance with the Research Program during the Research Period and in accordance with the other terms and conditions as provided in Appendix "A". The Company is entitled to request that Yissum add to or introduce changes in the Research during the course of the performance of the Research, provided that such additions or changes are coordinated a reasonable time in advance and also provided that in the event such additions or changes result in increased expenses to the Inventor the Consideration is adjusted to the reasonable satisfaction of Yissum.

     (c) The Research Program shall contain agreed-upon research milestones ("Milestones"). The time set forth in the Research Program to achieve the Milestones shall only begin upon the delivery to the Inventor of the necessary equipment. The description of each Milestone in the Research Program shall be accompanied by a list of the necessary equipment. The Company and the Inventor shall meet at least once every three (3) months from the execution of this Agreement to review the progress towards the attainment of the Milestones.

     (d) Upon the expiration of the Research Term, this Agreement may be extended for additional one-hundred-eighty (180) day periods upon the mutual written agreement of the parties, provided the parties shall have reached an agreement regarding the amount of financing the Company shall pay to Yissum for the extended period or periods.

     (e) On a quarterly basis, commencing at the end of the first full calendar quarter after the commencement of the Research, and upon the expiration of the Research Period or of the extended period, Yissum shall give the Company a report detailing the results and conclusions of the Research (hereinafter referred to as the "Scientific Report"). For the avoidance of doubt, it is hereby expressed that the Agreement in general and this clause in particular shall not constitute an obligation and/or confirmation on the part of Yissum that any results and/or conclusions will be achieved in consequence of the performance of the Research and/or that a Product may be developed as a result thereof.

     (f) The Company may at any time during the Research Period obtain any information relating to the Research's performance from Yissum, including plans and documents relating thereto. The Company's representative may attend the site where the Research is being carried out.

     (g) In addition to the performance of the Research Program, the Inventor shall train, in his laboratory, an employee of the Company. The Company shall be responsible for all expenses, including, but not limited to, salary and social benefits, of such employee/trainee during the period of his/her training.

3. Improvements and Patent Rights. It is recognized and understood that certain existing Inventions and technologies are the separate property of the Company and/or Keryx or Yissum and are not affected by this Agreement, and neither Party shall have any claims to or rights in such separate inventions and/or technologies. Any Research Know-how or Research Patent Rights shall be promptly disclosed in writing to the Company, but in no event shall disclosure of such Research Know-how or Research Patent Rights by Yissum, the Inventor or other researcher be made to any third party unless in accordance with this paragraph 3; provided, however, that title to any new Research Know-how or Research Patent Rights resulting from the Research shall be in Yissum. Inventorship of such Research Know-how or Research Patent Rights shall be determined in accordance with patent law. To the extent that Yissum owns the rights of sole or joint inventorship of such Research Know-how or Research Patent Rights, Keryx is hereby granted, without further consideration, an exclusive right and license to any Research Know-how or Research Patent Rights upon the terms and conditions set forth in the License Agreement and such Research Know-how or Research Patent Rights shall be included as a part of the Licensed Patent Rights thereof.

4. Patent Prosecution. Any patents and/or patent applications arising out of the Research or contained in the Research Results shall be diligently prosecuted in accordance with Article VI of the License Agreement.

5. Finance of the Research

     (a) In consideration for the performance of the Research and in order to finance it, the Company undertakes to pay, or procure its subsidiary, if any, to pay to Yissum the Consideration detailed in the appendix annexed hereto as an integral part hereof and marked as Appendix B.

     (b) It is agreed between the parties that the provisions of this Agreement shall not prevent Yissum, the University and/or the Inventor from obtaining gifts, grants, donations or other charitable contributions from other entities for the Research, provided that no rights, commercial, financial or otherwise, shall be granted to such other entities in the Licensed Patent Rights and Licensed Know-how.

     (c) Should the Research Period be extended as detailed in clause 2(c) above or for any other reason as agreed to between the parties, the parties shall determine by agreement the supplemental finance for the period of the extension and such fee shall be added to the Consideration. The terms and conditions of this Agreement shall apply, mutatis mutandis, to the supplemental Consideration.

     (d) On a quarterly basis, commencing at the end of the first full calendar quarter after the commencement of the Research, Yissum shall submit to the Company a report of expenses relating to the Research (hereinafter referred to as the "Expense Report"). The Expense Report shall detail all the expenses incurred relating to the Research and shall be submitted to the Company within thirty (30) days after the end of each calendar quarter. A summary Expenses Report shall be submitted forty five (45) days after the expiration of the Research Period. Should the Research Period be extended, Yissum shall continue to provide Expense Reports within thirty (30) days after the end of each calendar quarter and within forty five (45) days after the expiration of such extension.

6. Ownership

Yissum is the owner of the entire right, title and interest in the Licensed Patent Rights and Licensed Know-how. Notwithstanding the foregoing, as long as the Company is in compliance with its obligations under the License Agreement, it shall have an exclusive or non-exclusive license to all such Licensed Patent Rights and Licensed Know-how, as set forth in the License Agreement.

7. Confidentiality

     (a) The Company and the Licensor warrant and agree that during the term of this Agreement and subsequent thereto, all Confidential Information disclosed by one party to the other party shall (a) not be used by the receiving party except in connection with the activities contemplated herein and by the Research Agreement, (b) be maintained in confidence by the receiving party and (c) shall not be disclosed by the receiving party to any other person, firm or agency, governmental or private, without the prior written consent of the party disclosing such Confidential Information.


     (b) The obligation contained in this clause shall not apply to information that is:

          (i) in the possession of the receiving party prior to disclosure by the disclosing party; or

          (ii) received by the receiving party from a third party rightfully in possession of the same and having the right to disclose the same; or

          (iii) now or hereafter in the public domain through no fault of the the receiving party; or

          (iv) required to be disclosed by legal, administrative or judicial process; provided that, the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure; or

          (v) approved in writing for public release by the disclosing party.

     (c) Notwithstanding the obligation of confidentiality set forth in subparagraph (a), above, the Company may disclose details and information as aforesaid to sub-licensees, potential sub-licensees and other third-parties, if such sub-licensees, potential sub-licenses or other third-parties have executed an undertaking for the maintenance of confidentiality.

     (d) The parties each agree that they shall provide Confidential Information received from the other party only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential.

     (e) The termination of this Agreement shall not release either party from its obligations pursuant to this paragraph, including the subparagraphs hereof.

8. Use of a Party's Name. Neither Party will, without the prior written consent of the other Party, use in advertising, publicity, or otherwise, the name, trademark, logo, symbol, or other image of the Party or that Party's employee or agent; provided, however, that Yissum acknowledges and agrees that the Company may use Yissum's name and references to this Agreement and related agreements and the names of Yissum's employees (including, without limitation, the Inventor) as they may relate to such agreements in any private placement memorandum, prospectus, registration statement or any similar disclosure document used by the Company for capital raising, financing and SEC reporting purposes as may be required by and in accordance with applicable law without such prior written consent. Yissum may list the existence of this Agreement in its internal documents and annual reports and databases that are available to the public and identify the Project by title, Principal Investigators, the Company, and period and amount of funding.

9. Publications

     (a) The parties declare that they encourage scientific publications in general and consider publications encompassing the subject matter of this Agreement and the Research Agreement an asset to the Company. The Company is aware that the Inventor and his students strive to publish their research and the students' success and advancement in the field are based on publishing their research.

     (b) Yissum shall ensure that written publications or oral disclosures relating to the Invention, the Licensed Patent Rights, the Licensed Know-how, the Products that are subject to the terms of this Agreement and/or the License Agreement are not published by it, its officers, employees, representatives or agents without the prior written permission of the Company. The Company undertakes to reply to a request from Yissum to publish such information within thirty (30) days of receiving the request. The Company may refuse such request only upon reasonable grounds stated in writing.

     (c) Should the Company decide not to allow publication pursuant to request made by Yissum for reasons which in Yissum's opinion are unreasonable, publication shall be postponed for a period of three months from the time Yissum gives further written notice of its intent to publish despite the Company's objection. Such three-month period is (i) to allow the Company to file the appropriate patent application; and/or (ii) to allow the Company to submit the dispute over publication to an arbitrator pursuant to the procedure set forth in
Section IX of the License Agreement. Notwithstanding the foregoing, should the Company's patent attorney determine, in good faith, that the appropriate patent application would take longer than three months to prepare and file, the waiting period shall be extended to six months.

     (c) The provisions of this Article shall not prejudice any other right that either party has pursuant to this Agreement and the applicable law.

10. Liability and Indemnity

     (a) The Company agrees to defend Yissum and its Affiliates at its cost and expense, and will indemnify and hold Yissum and its Affiliates and their respective directors, officers, employees and agents (the "Yissum Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of a claim relating to (i) any breach by the Company of any of its representations, warranties or obligations pursuant to this Agreement or (ii) personal injury from the development, manufacture, use, sale or other disposition of any Products offered by the Company and/or its sublicensees or collaborators. In the event of any such claim against the Yissum Indemnified Parties by any third party, Yissum shall promptly notify the Company in writing of the claim and the Company shall manage and control, at its sole expense, the defense of the claim and its settlement. The Yissum Indemnified Parties shall cooperate with the Company and may, at their option and expense, be represented in any such action or proceeding. The Company shall not be liable for any litigation costs or expenses incurred by the Yissum Indemnified Parties without the Company's prior written authorization. In addition, the Company shall not be responsible for the indemnification of any Yissum Indemnified Party arising from any grossly negligent, reckless, willful or intentional acts by such party, or as a result of any settlement or compromise by the Yissum Indemnified Parties without the Company's prior written consent.

     (b) Yissum agrees to defend the Company and its Affiliates at its costs and expense, and will indemnify and hold the Company and its Affiliates and their respective directors, officers, employees and agents (the "Company Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to any breach by Yissum of any of its representations, warranties or obligations pursuant to this Agreement. In the event of any claim against the Company Indemnified Parties by any third party, the Company shall promptly notify Yissum in writing of the claim and Yissum shall manage and control, at its sole expense, the defense of the claim and settlement. The Company Indemnified Parties shall cooperate with Yissum and may, at their option and expense, be represented in any such action or proceeding. Yissum shall not be liable for any litigation costs or expenses incurred by the Company Indemnified Parties without Yissum's prior written authorization. In addition, Yissum shall not be responsible for the indemnification of any Company Indemnified Party arising from any grossly negligent, reckless, willful or intentional acts by such party, or as the result of any settlement or compromise by the Company Indemnified Parties without Yissum's prior written consent.

11. Term and Termination

     (a) Subject to the terms and conditions as set forth in this Agreement, the term of this Agreement shall be for a period of four (4) years.

     (b) Without prejudice to Yissum's rights at law or pursuant to this Agreement, Yissum may terminate this Agreement (i) by notice given to the Company if a receiver or liquidator is appointed for the Company and/or the Company passes a resolution for voluntary winding up or a winding up application is made against the Company and not set aside within sixty (60) days or (ii) if the Company should commit a material breach of the Agreement and not remedy the breach within thirty (30) days of receiving notice thereof;

     (c) Without prejudice to the Company's rights pursuant to this Agreement or at law, the Company shall be entitled to terminate the Agreement (i) by notice given to Yissum if a receiver or liquidator is appointed for Yissum and/or Yissum passes a resolution for voluntary winding up or a winding up application is made against Yissum and not set aside within sixty (60) days or (ii) if Yissum should commit a material breach of the Agreement and not remedy the breach within thirty (30) days of receiving notice thereof.

     (d) Should the Inventor fail to attain a Milestone then the Company shall be entitled to terminate this Agreement upon prior written notice as follows:

          (i) For Milestone One: Upon seventy five (75) days prior written notice;

          (ii) For Milestone Two: Upon seventy five (75) days prior written notice;

          (iii)For Milestone  Three:  Upon sixty (60) days prior written notice;
               and

          (iv) For Milestone Four: Upon thirty (30) days prior written notice;

and shall not be obligated to continue to finance the Research contemplated under this Agreement, provided, however, that if the Company chooses to terminate this Agreement pursuant to this subparagraph but Keryx does not terminate the License Agreement, it shall agree to fund other research in the laboratory of the Inventor in an amount equal to [**] of the remainder of the Consideration that has not been paid as of the date of the termination pursuant to this subparagraph. Notwithstanding the foregoing, should Yissum and the Inventor be able to complete the relevant Milestone prior to the expiration of the prior written notice set forth above, this Agreement shall not terminate.

     (e) Should the Inventor become unable to complete or continue the Research for any reason, Yissum shall propose a substitute researcher (the "Substitute Researcher") to the Company. In the event that the Substitute Researcher is not reasonably acceptable to the Company, then the Company shall be entitled to terminate this Agreement upon thirty (30) days prior written notice and shall not be obligated to continue to finance the Research contemplated under this Agreement.

     (f) If this Agreement is terminated prior to the end of the Research Period, all funds paid up to the time of termination shall be considered non-recoverable by the Company. Additionally, Yissum's sole damages and remedy shall be to recover from the Company all amounts owed for work completed and non-cancelable expenses committed through the date of termination based pro-rata upon the figures in Appendix B, provided, however, that the Company shall reimburse Yissum for non-cancelable employment obligations entered into by Yissum as a result of this Agreement, except for the Inventor, for the remainder of any Agreement year which has begun and within such year the termination has occurred. Paragraphs 3 (Inventions and Patent Rights), 7 (Confidential Information), 8 (Use of Name), 9 (Publication), and 10 (Indemnification) shall survive any termination of this Agreement.

     (g) Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement for any reason upon ninety (90) days written notice provided that, should it terminate the Agreement pursuant to this subparagraph, it shall be liable to make a one-time payment to Yissum in the amount of [**] of the remainder of the Consideration that has not been paid as of the date of the termination pursuant to this subparagraph.

     (h) Termination of this Agreement pursuant to this Article 11 shall not constitute a breach of, nor result in the termination of, the License Agreement, and shall not require the return of by the Company or Keryx of any materials relating to the Research, Licensed Patents or Licensed Know-how or the cessation of the use thereof, except as set forth in subparagraphs 7.5.3(a) and (b) of the License Agreement.

12. Dispute Resolution. Any dispute arising from or relating to this Agreement shall be determined in accordance with the provisions of Article IX of the License Agreement.

13. Miscellaneous

     (a) This Agreement and the rights and duties appertaining hereto may not be assigned by either party without first obtaining the written consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement to a purchaser, merging or consolidating corporation, or acquiror of more than fifty percent (50%) of all of such party's assets or business. Notwithstanding the foregoing, either party may assign its rights (but not its obligations) pursuant to this Agreement in whole or part to an Affiliate.

     (b) The failure or delay of a party to the Agreement to claim the performance of an obligation of the other party shall not be deemed a waiver of the performance of such obligation.

     (c) Each party shall bear its own legal and other expenses involved in the making of this Agreement.

     (d) The headings to the clauses in this Agreement are for the sake of convenience only and shall not serve in the Agreement's interpretation.

     (e) This Agreement constitutes a full and complete agreement between the parties and may only be amended by a document signed by both parties.

     (f) The appendixes annexed hereto constitute an integral part hereof and shall be read jointly with its terms and provisions.

14. Notices

All notices or communications made pursuant to this Agreement shall be in writing and sent by certified first class mail, postage prepaid, by hand delivery or by facsimile, if confirmed in writing, at the addresses below or as otherwise designated by written notice given to the other party:

     In the case of the Licensor:

     Yissum Research Development Company of the
     Hebrew University of Jerusalem
     POB 4279
     46 Jabotinsky Street
     Jerusalem
     Attention: Reuven Ron
     Tel: 011-972-2-566-1540
     Fax: 011-972-2-566-0331

     In the case of the Company:

     Keryx Biomedical Technologies Ltd.
     7 Hartom Street
     P.O. Box 23706
     Jerusalem, Israel 91236
     Attn: General Counsel
     Tel: 011-972-2-541-3500
     Fax: 011-972-2-541-3501

or such other address furnished in writing by one party to the other. Any notice sent as aforesaid shall be deemed to have been received four days after being posted by registered mail or one day after personal service, as the case may be.

AS WITNESS THE HANDS OF THE PARTIES:

                                        YISSUM RESEARCH DEVELOPMENT
                                        COMPANY OF THE HEBREW
                                        UNIVERSITY OF JERUSALEM

                                        By:  /s/ Elena Canetti
                                           -------------------------------------
                                        Name:  Elena Canetti
                                        Title: VP of Marketing

                                        By:  /s/ R. Sherer
                                           -------------------------------------
                                        Name:  R. Sherer
                                        Title: Executive VP

                                        KERYX BIOMEDICAL TECHNOLOGIES LTD.

                                        By:  /s/ Ira Weinstein
                                           -------------------------------------
                                        Name:  Ira Weinstein
                                        Title: Chief Operating Officer

APPENDIX A
                              THE RESEARCH PROGRAM

Project 1: [**]
Duration of the project: [**]
Necessary Equipment:
[**]

Project 2: [**]
Necessary Equipment:
[**]

Necessary Equipment:
[**]
Necessary Equipment:
[**]
Duration of the project: [**]

Project 3: [**]
Duration of the project: [**]
Necessary Equipment:
[**]

Project 4: [**]
Project 4a: [**]
Project 4b: [**]
Duration of the project: [**]

                           APPENDIX B - CONSIDERATION


     The Company will pay to Yissum the total amount of US $[**] per year for a four (4) consecutive years as payable in equal quarterly installments commencing January 1, 2002, and to be made every three (3) months thereafter, provided that the Research has not otherwise been terminated.